                                                                   Exhibit 10(i)



                         MASTER PARTICIPATION AGREEMENT


                MASTER PARTICIPATION AGREEMENT (this "Agreement") dated as of
April 7, 2000, among                       (the "Bank"), CHASE PREFERRED
CAPITAL CORPORATION (the "Participant") and CHASE MANHATTAN MORTGAGE CORPORATION (the "Servicer").

                The Bank wishes to grant to the Participant, and the Participant wishes to acquire and assume from the Bank, on a servicing released basis, without recourse to the Bank, a 100% participation in (inter alia) the whole home equity loans listed on Annex 1 hereto (the "HEL Assets"), which HEL Assets will continue to be serviced by the Servicer pursuant to the Servicing Agreement.

                The Participation (as hereinafter defined) is intended by the parties to be (i) a transfer of all right, title and interest of the Bank in and to the HEL Assets other than legal title thereto (which is intended to remain with the Bank), and (ii) treated as a sale (and not as a secured borrowing) for accounting and tax purposes.

                Accordingly, the parties hereto agree as follows:


                SECTION 1. Definitions. As used herein:

                "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                "Bank" has the meaning assigned to such term in the first paragraph of this Agreement.

                "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

                "Calculation Agent" means the Person appointed by the Participant from time to time to determine the Federal Funds Rate.

                "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to


                         Master Participation Agreement
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exercise voting power, by contract or otherwise. "Controlling" and "Controlled"
have meanings correlative thereto.

                "Dollars" or "$" refers to lawful money of the United States of America.

                "Effective Date" has the meaning assigned to such term in
Section 2.03.

                "Federal Funds Rate" means, for any day, the rate published for such day in "Statistical Release H.15(519), Selected Interest Rates" ("H.15(519)"), or in the daily internet update of H.15(519) at http://www.bog.frb.fed.us/releases/h15/update ("H.15 Daily Update"), in each case, under the heading "Federal funds (effective)"; provided, however, that:

                (A) the Calculation Agent may, in lieu of the publications referred to above, obtain the Federal Funds Rate from any recognized service that regularly displays the daily Federal funds (effective) rate published in H.15(519);

                (B) if the above rate is not published in H.15(519), H.15 Daily Update or another service selected by the Calculation Agent by 3:00 p.m. New York City time on any day, the Federal Funds Rate for such day shall be the rate determined by the Calculation Agent to be the simple average of the rates for the last transaction in overnight Federal funds arranged as of 9:00 a.m. New York City time on such day by three leading brokers of Federal funds transactions in New York City selected by the Calculation Agent; and

                (C) if on any day fewer than three brokers selected by the Calculation Agent are quoting as mentioned in (B) above, the Federal Funds Rate for such day shall be the Federal Funds Rate in effect on the previous day.

                "Governmental Authority" means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                "H.15(519)" has the meaning assigned to such term in the definition of "Federal Funds Rate".

                "H.15 Daily Update" has the meaning assigned to such term in the definition of "Federal Funds Rate".


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                                      -3-


                "HEL Asset" has the meaning assigned to such term in the second paragraph of this Agreement.

                "HEL Borrower" means any Person obligated in respect of an HEL Asset.

                "HEL Document" means any instrument, document or agreement relating to any HEL Asset.

                "Indemnitee" has the meaning assigned to such term in Section 5.03(b).

                "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                "Material Adverse Effect" means, as to any Person, a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of such Person, (b) the ability of such Person to perform any of its material obligations under this Agreement, or (c) the material rights of or material benefits available to such Person under this Agreement.

                "Participant" has the meaning assigned to such term in the first paragraph of this Agreement.

                "Participation" has the meaning assigned to such term in Section 2.01.

                "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                "Purchase Price" has the meaning assigned to such term in
Section 2.03.

                "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                "Servicer" has the meaning assigned to such term in the first paragraph of this Agreement.


                         Master Participation Agreement
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                "Servicing Agreement" means the Amended and Restated Servicing
Agreement, dated as of July 2, 1998, among the Bank, the Servicer and Chase Mortgage Company.


                SECTION 2. The Participation.

                2.01. The Participation.

                (a) Grant. As of the Effective Date, the Bank hereby grants to the Participant, and the Participant hereby acquires and assumes, a 100% participation (the "Participation") in all of the Bank's right, title and interest in and to the HEL Assets on a servicing released basis, including, without limitation, (i) interest and principal due the Bank on or with respect to the HEL Assets after the Effective Date, (ii) the proceeds of any title, hazard or other insurance policy related to the HEL Assets, (iii) all agreements, documents and instruments evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of the HEL Assets (including, without limitation, the Servicing Agreement), (iv) foreclosure rights with respect to the HEL Assets, (v) all rights granted to the Bank under the Servicing Agreement in respect of the HEL Assets, and (vi) the proceeds of any of the foregoing. Annex 1 hereto sets forth certain information with respect to the HEL Assets as of the Effective Date.

                (b) Servicing Agreement. The Participant hereby engages the Servicer as its agent with respect to the servicing of the HEL Assets and agrees that the Servicer shall discharge its obligations as the agent of the Participant by continuing to perform its servicing obligations with respect to such assets under the Servicing Agreement. The Servicer, the Bank and the Participant further acknowledge and agree that, as holder of the legal title to the HEL Assets, the Bank will continue to be party to the Servicing Agreement and to perform its obligations thereunder. Notwithstanding the foregoing, the Servicer and the Bank each hereby acknowledge and agree that, as the beneficial owner of the HEL Assets, the Participant shall have the right, as its option, to direct the Bank and the Servicer in the performance of their respective rights and obligations thereunder in respect of the HEL Assets and, without limiting the foregoing, shall have the right to direct the Servicer, pursuant to the Servicing Agreement, to foreclose on any HEL Assets in the name and on behalf of the Participant.

                2.02. Evidence of Participation. The Bank will maintain records of all payments received from the Participant and all payments made by the Bank to the Participant hereunder. The Bank will furnish an accounting to the Participant as promptly as practicable following the Participant's request therefor.


                         Master Participation Agreement
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                                      -5-


                2.03. Payments by Participant. The Participant hereby agrees to pay to the Bank (without reduction for or on account of any set-off,
counterclaim or other right against the Bank)               (the "Purchase
Price"), which is the fair value of the HEL Assets, such Purchase Price to be payable on April 11, 2000 (the "Effective Date"). Upon receipt by the Bank of such Purchase Price in full, the Participation shall become effective.

                2.04. Payments by Bank. Subject to Section 2.03, the Bank will promptly pay to the Participant, in accordance with Section 2.05(a), all amounts received and applied by the Bank in payment of principal of or interest on, and all other amounts in respect of, each HEL Asset.

                2.05. Payments Generally.

                (a) Payments by the Bank. All payments by the Bank to the Participant shall be made by transfer of immediately available funds, without set-off or counterclaim, to the account or the address which the Participant specifies to the Bank from time to time. The Bank shall make at least one such wire transfer each day in which the Bank receives any such payments, and shall transfer all such payments on the same day they are received. All payments hereunder shall be made in Dollars.

                (b) Failure to Make Payments. In the event that the Bank fails to pay any amount (including, to the extent permitted by applicable law, interest) payable by it to the Participant hereunder when due, the Bank will pay to the Participant, upon demand, interest on the amount of such payment, for the period from and including the date on which such amount became due to but excluding the date the same is paid in full, at a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Federal Funds Rate.

                2.06. Delivery of HEL Documents. On or prior to the Effective Date, the Bank shall ensure that the Servicer is in possession of all HEL Documents. The Servicer agrees to hold such HEL Documents on behalf of the Participant for disposition in accordance with the terms of this Agreement and the Servicing Agreement.

                2.07. Servicer Consent and Representation. The Servicer hereby acknowledges and consents to the Participation and all transactions related thereto, including, without limitation, the assignment to the Participant of all rights of the Bank under the Servicing Agreement. The Servicer represents and warrants to the Participant that attached as Annex 2 hereto is a true and correct copy of the Servicing Agreement, which has not been amended except as set forth on Annex 2.


                         Master Participation Agreement

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                SECTION 3. Bank Undertakings and Representations.

                3.01. Loan Documents; Information. To the extent requested by the Participant and subject to Section 4.03, the Bank will furnish to the Participant copies of all HEL Documents. The Bank represents and warrants to the Participant that attached as Annex 2 hereto is a true and correct copy of the Servicing Agreement, which has not been amended except as set forth on Annex 2.

                3.02. Nonrecourse Participation. Notwithstanding anything herein to the contrary, the Participant agrees that it will look solely to the applicable HEL Borrower and applicable HEL Asset for payment of sums due under each HEL Document and that the Bank shall not be personally liable for such payments; provided, however, that the Bank shall indemnify the Participant against, and reimburse the Participant upon demand for, any loss, liability, claim or expense (including, without limitation, reasonable fees and disbursements of counsel) incurred by the Participant as a result of (a) the Bank's gross negligence or willful misconduct with respect to any aspect of the Participation, (b) any representation or warranty made or deemed to be made by the Bank to the Participant under this Agreement being materially false as of the date made or deemed made, as the case may be, or (c) the Bank's failure to perform its obligations under Section 2.04 and Section 2.05.

                3.03. Amendments, Waivers, Etc. The Bank shall not (without the Participant's consent) give or withhold its agreement to any amendments of the HEL Documents or any waivers or consents in respect thereof or exercise or refrain from exercising any other rights or remedies which the Bank may have under the HEL Documents. The Servicing Agreement shall not be amended or modified, nor any provision thereof waived, without the Participant's prior written consent.

                3.04. Standard of Care. In handling each HEL Asset, the Bank will exercise the same care as it normally exercises with respect to loans in which no participations are sold, but the Bank shall have no further responsibility to the Participant except as expressly provided herein and except for its own gross negligence or willful misconduct which resulted in actual loss to the Participant. The Bank shall not by reason of this Agreement be a trustee for, or otherwise have a fiduciary relationship with, the Participant.

                3.05. Representations. The Bank represents and warrants to the Participant that:

                (a) Organization; Powers. The Bank is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse


                         Master Participation Agreement

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Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                (b) Authorization; Enforceability. The Participation and transactions related thereto are within the Bank's corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by the Bank and constitutes a legal, valid and binding obligation of the Bank, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                (c) Governmental Approvals; No Conflicts. The Participation (i) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for such as have been obtained or made and are in full force and effect and (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Bank or any order of any Governmental Authority.

                (d) Litigation. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Bank, threatened against or affecting the Bank or any of its subsidiaries that involve this Agreement or the Participation.

                (e) HEL Assets. The Bank is the current owner of the HEL Assets, free and clear of any Liens. The information set forth on Annex 1 hereto is true and correct in all material respects. Each HEL Asset meets the criteria set forth on Annex 3 hereto.

                (f) Tax VTL Ratio. The sum for each HEL Asset of the excess of
(x) the aggregate value of the real property within the meaning of Code Section 856(c)(5)(C) directly securing the HEL Asset over (y) the principal amount of any indebtedness that is senior to such HEL Asset and secured by the same property, represents at least ninety-five percent (95%) of the fair market value of the HEL Assets; provided that the amount of such excess for any HEL Asset shall not exceed the lesser of the fair market value of the HEL Asset or the outstanding principal balance of such HEL Asset.

                SECTION 4. Participant Undertakings.

                4.01. Representations. The Participant represents and warrants to the Bank that:


                         Master Participation Agreement
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                (a) Organization; Powers. The Participant is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                (b) Authorization; Enforceability. The Participation and transactions related thereto are within the Participant's corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by the Participant and constitutes a legal, valid and binding obligation of the Participant, enforceable in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                (c) Governmental Approvals; No Conflicts. The Participation (i) does not require the Participant to obtain any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for such as have been obtained or made and are in full force and effect and (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Participant or any order of any Governmental Authority.

                4.02. Other Relationships. The Participant acknowledges that the Bank and its affiliates may have commercial banking, trust or other fiduciary relationships and/or other business relationships, including extensions of credit, financial advisory arrangements and deposits, with the HEL Borrowers in addition to the HEL Documents.

                4.03. Confidentiality. The Participant agrees to maintain the confidentiality of any HEL Documents or any non-public information relating to each HEL Borrower which it may obtain from the Bank in connection herewith.

                4.04. Notice to Borrower. The Participant and the Bank each acknowledges that the other may notify the HEL Borrowers of the Participation.

                4.05. Indemnification. Unless recovered by the Bank from or for the account of the HEL Borrowers promptly after demand therefor, the Participant will pay to the Bank all expenses of collection or enforcement of each HEL Asset, except for those incurred by reason of the Bank's gross negligence or willful misconduct.


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                SECTION 5. Miscellaneous.

                5.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                (a) if to the Bank, to it at 270 Park Avenue, New York, New York
        10017, Attention of              (Telecopy No.             ; Telephone
        No.            );

                (b) if to the Participant, to it at 270 Park Avenue, New York,
        New York 10017, Attention of                   (Telecopy No.
                     ; Telephone No.               ); and

                (c) if to the Servicer, to it at 343 Thornall Street, Edison,
        New Jersey 08837, Attention of                  (Telecopy No.
                       ; Telephone No.            ).

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                5.02. Waivers; Amendments.

                (a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Participant in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Participant hereunder are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Bank or the Servicer therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the entering into of the Participation shall not be construed as a waiver of any default hereunder, regardless of whether the Participant may have had notice or knowledge of such default at the time.


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                (b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Bank, the Participant and the Servicer.

                5.03. Expenses; Indemnity; Damage Waiver.

                (a) Costs and Expenses. The Bank shall pay (i) all reasonable out-of-pocket expenses incurred by the Participant, including the reasonable fees, charges and disbursements of counsel for the Participant, in connection with the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Participant, including the fees, charges and disbursements of any counsel for the Participant, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Participation made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

                (b) Indemnification by the Participant. The Participant shall indemnify the Bank and each Related Party of the Bank (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Participation or any other transactions contemplated hereby, (ii) the Participation or the use of the proceeds therefrom or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee.

                (c) Payments. All amounts due under this Section shall be payable not later than five (5) Business Days after written demand therefor.

                5.04. Successors and Assigns.

                (a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Bank nor the Servicer may assign or otherwise transfer


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                                      -11-


any of its rights or obligations hereunder without the prior written consent of the Participant (and any attempted assignment or transfer by the Bank or the Servicer without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                (b) Participations. The Participant may, without the consent of the Bank, sell participations to one or more banks or other entities in all or a portion of the Participant's rights and obligations under this Agreement.

                5.05. Survival. All covenants, agreements, representations and warranties made by the Bank herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Participant and shall survive the execution and delivery of this Agreement and the making of the Participation, regardless of any investigation made by the Participant or on its behalf and notwithstanding that the Participant may have had notice or knowledge of any default or incorrect representation or warranty on the Effective Date or at any other time, and shall continue in full force and effect during the term of this Agreement.

                5.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Participant and when the Participant shall have received a counterpart hereof bearing the signature of the Bank and the Servicer, and thereafter shall be binding upon and inure to the benefit of the parties hereto and (subject to Section 5.04) their respective successors and assigns.

                5.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                5.08. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.


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                                      -12-


                5.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                5.10. Term of Agreement. This Agreement shall terminate on the date that the Participant has received final payment with respect to all HEL Assets.

                5.11. Captions. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                            [Signature page follows.]


                         Master Participation Agreement

                IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed and delivered as of the day and year first above written.


                                    [                      ]


                                    By
                                      ------------------------------------------
                                       Name:
                                       Title:



                                    CHASE PREFERRED CAPITAL CORPORATION


                                    By
                                      ------------------------------------------
                                       Name:
                                       Title:



                                    CHASE MANHATTAN MORTGAGE CORPORATION


                                    By
                                      ------------------------------------------
                                       Name:
                                       Title:



                         Master Participation Agreement

                                                                         ANNEX 1

                             SCHEDULE OF HEL ASSETS



                       [separately delivered to Servicer]



                    Annex 1 to Master Participation Agreement

                                                                         ANNEX 2

                           COPY OF SERVICING AGREEMENT




                                [attached hereto]



                    Annex 2 to Master Participation Agreement